Exhibit 5.1

[Reed Smith LLP letterhead]

October 7, 2015

Neonode Inc.

Storgatan 23C

SE-114 55 Stockholm

Sweden

Re:         Neonode Inc.

Ladies and Gentlemen:

We have acted a counsel to Neonode Inc., a Delaware corporation, (“Company”), in connection with (i) the registration statement on Form S-3 (File No. 333-196426) (the “Registration Statement”) filed by the Company on May 30, 2014 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (“Act”); and (ii) the prospectus supplement, dated October 7, 2015 (the “Prospectus Supplement”) relating to the issuance and sale by the Company of up to 3,200,000 shares of the Company’s common stock, $0.001 par value, (the “Shares”).

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Company’s Amended and Restated Certificate of Incorporation, (ii) the Company’s By-laws, (iii) the Registration Statement, (iv) the Prospectus Supplement, and (v) such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies, and the authenticity of the originals of such documents.

Based on our examination mentioned above and subject to the qualifications stated herein, we are of the opinion that the Shares will be, when sold in the manner described in the Prospectus Supplement, validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Commission in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act as an exhibit to the Current Report on Form 8-K to be filed by the Company in connection with the sale of the Shares and to the use of our name in the Prospectus Supplement, and in any amendment or supplement thereto.

In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission.

Very truly yours,

/s/ Reed Smith LLP

Reed Smith LLP